EXHIBIT 10.2

EXCHANGE NOTE TRANSFER AGREEMENT

dated as of August 21, 2019

between

WORLD OMNI AUTO LEASING LLC, as Depositor

and

WORLD OMNI AUTOMOBILE LEASE SECURITIZATION TRUST 2019-B, as Issuing Entity and Buyer

Schedule I	Perfection Representations, Warranties and Covenants

i

EXCHANGE NOTE TRANSFER AGREEMENT

THIS EXCHANGE NOTE TRANSFER AGREEMENT (as amended, supplemented or modified from time to time, this “Agreement”) is made and entered into as of August 21, 2019 by WORLD OMNI AUTO LEASING LLC, a Delaware limited liability company (the “Depositor”), and WORLD OMNI AUTOMOBILE LEASE SECURITIZATION TRUST 2019-B, a Delaware statutory trust (the “Buyer” or the “Issuing Entity”).

WITNESSETH:

WHEREAS, World Omni LT is a Delaware statutory trust (the “Titling Trust”) formed and operated pursuant to that certain Second Amended and Restated Trust Agreement dated as of July 16, 2008 (as amended, modified or supplemented from time to time, the “Titling Trust Agreement”) for the purpose, among other things, of acquiring title to Closed-End Units and issuing Exchange Notes, each relating to separate Reference Pools of Closed-End Units within the Closed-End Collateral Specified Interest in the Titling Trust;

WHEREAS, on the date hereof, the Titling Trust, Auto Lease Finance LLC, a Delaware limited liability company (“ALF LLC” or the “Initial Beneficiary”), AL Holding Corp., as Closed-End Collateral Agent, and U.S. Bank National Association, as Closed-End Administrative Agent, are entering into that certain Exchange Note Supplement 2019-B to Collateral Agency Agreement (as amended, modified or supplemented from time to time, the “Exchange Note Supplement”) to issue the Closed-End Exchange Note initially sold and transferred to the Depositor under an Exchange Note Sale Agreement (the “Exchange Note Sale Agreement”), and then immediately sold and transferred to the Buyer under this Agreement (the “Exchange Note”);

WHEREAS, on the date hereof, the Depositor purchased the Exchange Note from ALF LLC pursuant to the Exchange Note Sale Agreement;

WHEREAS, the Depositor, and U.S. Bank Trust National Association, as owner trustee, formed World Omni Automobile Lease Securitization Trust 2019-B as a Delaware statutory trust pursuant to a Trust Agreement;

WHEREAS, the Depositor desires to sell to the Buyer, and the Buyer desires to acquire, the Exchange Note;

WHEREAS, the Depositor desires to assign rights under the Exchange Note Sale Agreement to the Buyer; and

WHEREAS, the Buyer will finance its acquisition of the Exchange Note by issuing notes pursuant to an Indenture dated as of August 21, 2019 (as amended, supplemented or modified from time to time, the “Indenture”) with MUFG Union Bank, N.A., as indenture trustee (the “Indenture Trustee”);

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties hereto agree as follows:

Article I

DEFINITIONS

Section 1.1           Certain Terms. Terms defined in Appendix A to the Indenture and in Appendix A to the Collateral Agency Agreement are, unless otherwise defined herein or unless the context otherwise requires, used herein as defined therein.

Section 1.2           Other Definitional Provisions.

(a)          Each term defined in the singular form in this Agreement shall mean the plural thereof when the plural form of such term is used in this Agreement or any certificate, report or other document made or delivered pursuant hereto, and each term defined in the plural form in shall mean the singular thereof when the singular form of such term is used herein or therein.

(b)          The words “hereof”, “herein”, “hereunder” and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, subsection, schedule and exhibit references herein are references to articles, sections, subsections, schedules and exhibits of or to this Agreement unless otherwise specified.

Section 1.3           Other Terms. All accounting terms not specifically defined herein or in Appendix A to the Indenture shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC and not specifically defined herein or in Appendix A to the Indenture or in Appendix A to the Collateral Agency Agreement are used herein as defined in such Article 9.

Section 1.4           Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”.

Article II

PURCHASE AND CONTRIBUTION

Section 2.1           Agreement to Sell and Transfer the Exchange Note. On the terms and subject to the conditions set forth in this Agreement, on the date hereof, the Depositor hereby:

(a)          transfers, assigns, sets over, sells and otherwise conveys to the Buyer, and the Buyer hereby purchases from the Depositor, without recourse, all of the Depositor’s right, title and interest in and to the Exchange Note, including, but not limited to, all Closed-End Collections with respect to the related 2019-B Reference Pool after the Cut-off Date; and

(b)          assigns all rights of the Depositor under the Exchange Note Sale Agreement to the Buyer, including without limitation, the Depositor’s rights under Section 2.3(c) of the Exchange Note Sale Agreement.

Section 2.2           Consideration and Payment. In consideration of the transfer of the Exchange Note to the Buyer on the Closing Date, the Buyer shall transfer to the Depositor on the Closing Date the Notes and the Certificate (as such terms are defined in Appendix A to the Indenture). On the Closing Date, the Depositor will cause an amount equal to $4,650,703.68 to be deposited into the Reserve Account.

Section 2.3           Representations and Warranties.

(a)          The Depositor hereby represents and warrants to the Buyer that, as of the date hereof:

(i)          Existence and Power. The Depositor is a limited liability company duly organized, validly existing and in good standing under the laws of its state of organization and has all power and authority required to carry on its business as it is now conducted. The Depositor has obtained all necessary licenses and approvals in all jurisdictions where the failure to do so would materially and adversely affect the business, properties, financial condition or results of operations of the Depositor taken as a whole.

(ii)         Company Authorization and No Contravention. The execution, delivery and performance by the Depositor of each Transaction Document to which it is a party (i) have been duly authorized by all necessary limited liability company action and (ii) do not contravene or constitute a default under (A) any applicable law, rule or regulation, (B) its organizational documents or (C) any agreement, contract, order or other instrument to which it is a party or its property is subject and (iii) will not result in any Adverse Claim on the Exchange Note or give cause for the acceleration of any indebtedness of the Depositor.

(iii)        No Consent Required. No approval, authorization or other action by, or filing with, any Governmental Authority is required in connection with the execution, delivery and performance by the Depositor of any Transaction Document other than UCC filings and other than approvals and authorizations that have previously been obtained and filings which have previously been made.

(iv)        Binding Effect. Each Transaction Document to which the Depositor is a party constitutes the legal, valid and binding obligation of the Depositor enforceable against the Depositor in accordance with its terms, except as limited by bankruptcy, insolvency, or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally and subject to general principles of equity.

(v)         Ownership and Transfer of Exchange Note. Immediately preceding its sale of the Exchange Note to the Buyer, the Depositor was the owner of the Exchange Note, free and clear of any Adverse Claim, and after such sale of the Exchange Note to the Buyer, the Buyer shall at all times be entitled to all of the rights and benefits of a holder of an Exchange Note under the Collateral Agency Agreement and the Exchange Note Supplement.

(vi)        Applicable Law. The Depositor is in compliance with all Applicable Laws, the failure to comply with which would have a material adverse effect on the ability of the Depositor to perform its obligations hereunder.

(vii)       Litigation. There are no actions, suits or proceedings pending or, to the knowledge of the Depositor, threatened against the Depositor before or by any Governmental Authority that (i) question the validity or enforceability of this Agreement or materially and adversely affect the ability of the Depositor to perform its obligations hereunder or (ii) individually or in the aggregate would have a material adverse effect on the ability of the Depositor to perform its obligations hereunder. The Depositor is not in default with respect to any orders of any Governmental Authority, the default under which individually or in the aggregate would have a material adverse effect on the ability of the Depositor to perform its obligations hereunder.

(viii)      Status of Depositor. The Depositor is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Depositor is not subject to regulation as a “holding company,” an “affiliate” of a “holding company”, or a “subsidiary company” of a “holding company”, within the meaning of the Public Utility Holding Company Act of 1935, as amended.

The representations and warranties set forth in this Section 2.3(a) shall speak only as of the date hereof and shall survive the sale of the Exchange Note hereunder.

(b)          Perfection Representations. The representations, warranties and covenants set forth on Schedule I hereto shall be a part of this Agreement for all purposes. Notwithstanding any other provision of this Agreement or any other Transaction Document, the perfection representations contained in Schedule I shall be continuing, and remain in full force and effect until such time as all obligations under the Indenture have been finally and fully paid and performed. The parties to this Agreement: (i) shall not waive any of the perfection representations contained in Schedule I; (ii) shall provide the Rating Agencies with prompt written notice of any breach of perfection representations contained in Schedule I and (iii) shall not waive a breach of any of the perfection representations contained in Schedule I.

Section 2.4           Protection of Title.

(a)          Filings. The Depositor shall file such financing statements and cause to be filed such continuation and other statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Buyer under this Agreement in the Exchange Note. The Depositor shall deliver (or cause to be delivered) to the Buyer file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

(b)          Name Change. The Depositor shall not change its name, identity or limited liability company structure in any manner that would, could, or might make any financing statement or continuation statement filed by the Depositor in accordance with Section 2.4(a) “seriously misleading” within the meaning of Section 9-506, 9-507 and 9-508 of the UCC, unless it shall have given the Buyer at least 30 days’ prior written notice thereof and shall have taken all action prior to making such change (or shall have made arrangements to take such action substantially simultaneously with such change, if it is not possible to take such action in advance) reasonably necessary or advisable in the opinion of the Buyer to amend all previously filed financing statements or continuation statements described in Section 2.4(a).

(c)          Sales Tax. All sales, property, use, transfer or other similar taxes due and payable upon the purchase of the Exchange Note will be paid or provided for by the Depositor.

(d)          Executive Office; Maintenance of Offices. The Depositor shall give the Buyer at least 30 days’ prior written notice of any change of location of the Depositor for purposes of Section 9-307 of the UCC and shall have taken all action prior to making such change (or shall have made arrangements to take such action substantially simultaneously with such change, if it is not possible to take such action in advance) reasonably necessary or advisable in the opinion of the Buyer to amend all previously filed financing statements or continuation statements described in Section 2.4(a). The Depositor shall at all times maintain its principal executive office within the United States of America.

Section 2.5           Other Adverse Claims or Interests. Except for the conveyances and grants of security interests pursuant to this Agreement and the other Transaction Documents, the Depositor shall not sell, pledge, assign or transfer the Exchange Note to any other Person, or grant, create, incur, assume or suffer to exist any Adverse Claim on any interest therein, and the Depositor shall defend the right, title and interest of the Buyer in, to and under the Exchange Note against all claims of third parties claiming through or under the Depositor.

Article III

MISCELLANEOUS

Section 3.1           Transfers Intended as Sale; Security Interest.

(a)          Each of the parties hereto expressly intends and agrees that the transfers contemplated and effected under this Agreement are complete and absolute sales and contributions rather than pledges or assignments of only a security interest and shall be given effect as such for all purposes. The sale and contribution of the Exchange Note shall be reflected on the Depositor’s balance sheet and other financial statements as a sale and contribution of assets by the Depositor. The sale and contribution by the Depositor of the Exchange Note hereunder are and shall be without recourse to, or representation or warranty (express or implied) by, the Depositor, except as otherwise specifically provided herein. The limited rights of recourse specified herein against the Depositor are intended to provide a remedy for breach of representations and warranties relating to the condition of the property sold, rather than to the collectibility of underlying indebtedness, and therefore are intended to be consistent with warranties ordinarily given by a seller of goods under Article 2 of the UCC.

(b)          Notwithstanding the foregoing, in the event that the Exchange Note is held to be property of the Depositor, or if for any reason this Agreement is held or deemed to create a security interest in the Exchange Note, then it is intended that:

(i)          This Agreement shall be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York UCC and the UCC of any other applicable jurisdiction;

(ii)         The conveyance provided for in Section 2.1 shall be deemed to be a grant by the Depositor to the Buyer of a security interest in all of its right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the Exchange Note, to secure the performance of the obligations of the Depositor hereunder;

(iii)        The possession by the Buyer or its agent of the Exchange Note shall be deemed to be “possession by the secured party” or possession by the purchaser or a Person designated by such purchaser, for purposes of perfecting the security interest pursuant to the New York UCC and the UCC of any other applicable jurisdiction; and

(iv)        Notifications to Persons holding such property, and acknowledgments, receipts or confirmations from Persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, bailees or agents (as applicable) of the Buyer for the purpose of perfecting such security interest under Applicable Law.

Section 3.2           Specific Performance. Either party may enforce specific performance of this Agreement.

Section 3.3           Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication or electronic mail) and shall be personally delivered or sent by certified mail, postage prepaid, or by facsimile or by electronic mail (if designated by a party to the other parties), to the intended party at the address, facsimile number or electronic mail address of such party set forth under its name on the signature pages hereof or at such other address, facsimile number or electronic mail address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective (a) if personally delivered or sent by electronic mail, when received, (b) if sent by certified mail, three Business Days after having been deposited in the mail, postage prepaid, (c) if sent by overnight courier, one Business Day after having been given to such courier, and (d) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means. Notwithstanding the foregoing, with the consent of the appropriate party to this Agreement, the obligations of World Omni and any Affiliate of World Omni to deliver or provide any demand, delivery, notice, communication or instruction to such party other than a Noteholder shall be satisfied by World Omni or such Affiliate, as the case may be, making such demand, delivery, notice, communication or instruction available at https://via.intralinks.com/, or such other website or distribution service or provider as World Omni or such Affiliate, as applicable, shall designate by written notice to the other parties hereto.

Section 3.4           CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL, SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 3.5           Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

Section 3.6           Amendment.

(a)          Any term or provision of this Agreement may be amended by the Depositor without the consent of the Indenture Trustee, any Noteholder or the Buyer; provided that (i) any amendment that materially and adversely affects the interests of the Noteholders shall require the consent of Noteholders evidencing not less than a majority of the aggregate outstanding principal amount of the Controlling Class and (ii) any amendment that materially and adversely affects the interests of the Certificateholders, the Indenture Trustee or the Buyer shall require the prior written consent of the Persons whose interests are materially and adversely affected. An amendment shall be deemed not to materially and adversely affect the interests of the Noteholders if the Rating Agency Condition is satisfied with respect to such amendment. The consent of the Certificateholders or the Buyer shall be deemed to have been given if the Closed-End Servicer does not receive a written objection from such Person within 10 Business Days after a written request for such consent shall have been given.

(b)          Notwithstanding the foregoing, no amendment shall (i) reduce the interest rate or principal amount of any Note, or delay the Final Scheduled Payment Date of any Note without the consent of the Holder of such Note, or (ii) reduce the percentage of the aggregate outstanding principal amount of the Outstanding Notes, the Holders of which are required to consent to any matter without the consent of the Holders of at least the percentage of the aggregate outstanding principal amount of the Outstanding Notes which were required to consent to such matter before giving effect to such amendment.

(c)          Notwithstanding anything herein to the contrary, any term or provision of this Agreement may be amended by the Depositor without the consent of any of the Buyer, the Noteholders or any other Person to add, modify or eliminate any provisions as may be necessary or advisable in order to comply with or obtain more favorable treatment under or with respect to any law or regulation or any accounting rule or principle (whether now or in the future in effect); it being a condition to any such amendment that the Rating Agency Condition shall have been satisfied.

(d)          It shall not be necessary for the consent of any Person pursuant to this Section for such Person to approve the particular form of any proposed amendment, but it shall be sufficient if such Person consents to the substance thereof.

(e)          Prior to the execution of any amendment to this Agreement, the Depositor shall provide each Rating Agency with written notice of the substance of such amendment. No later than 10 Business Days after the execution of any amendment to this Agreement, the Depositor shall furnish a copy of such amendment to each Rating Agency, the Issuing Entity, the Owner Trustee, and the Indenture Trustee.

(f)          Prior to the execution of any amendment to this Agreement, the Owner Trustee and the Indenture Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such amendment have been satisfied.

Section 3.7           Waivers. No failure or delay on the part of the Buyer, the Closed-End Servicer, the Depositor or the Indenture Trustee in exercising any power or right hereunder (to the extent such Person has any power or right hereunder) shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Buyer or the Depositor in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Buyer under this Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

Section 3.8           Entire Agreement. The Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter thereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter thereof, superseding all prior oral or written understandings. There are no unwritten agreements among the parties.

Section 3.9           Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 3.10         Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of the Buyer and the Depositor and their respective successors and permitted assigns. The Depositor may not assign any of its rights hereunder or any interest herein without the prior written consent of the Buyer, except as otherwise herein specifically provided. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as the parties hereto shall agree.

Section 3.11         Acknowledgment and Agreement. By execution below, the Depositor expressly acknowledges and consents to the pledge of the Exchange Note and the assignment of all rights and obligations of the Depositor related thereto by the Buyer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders. In addition, the Depositor hereby acknowledges and agrees that for so long as the Notes are outstanding, the Indenture Trustee will have the right to exercise all powers, privileges and claims of the Buyer under this Agreement.

Section 3.12         No Waiver; Cumulative Remedies. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 3.13         Nonpetition Covenant. With respect to each Bankruptcy Remote Party, each party hereto (and each holder and pledgee of the Exchange Note, by virtue of its acceptance of such Exchange Note or pledge thereof) agrees that, prior to the date which is one year and one day after payment in full of all obligations under each Financing (i) no party hereto shall authorize such Bankruptcy Remote Party to commence a voluntary winding-up or other voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of any party hereto or any other creditor of such Bankruptcy Remote Party, and (ii) none of the parties hereto shall commence or join with any other Person in commencing any proceeding against such Bankruptcy Remote Party under any bankruptcy, reorganization, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction. Each of the parties hereto agrees that, prior to the date which is one year and one day after the payment in full of all obligations under each Financing, it will not institute against, or join any other Person in instituting against, any Bankruptcy Remote Party an action in bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceeding under the laws of the United States or any State of the United States.

Section 3.14         Each Exchange Note Separate; Assignees of the Exchange Note. Each party hereto acknowledges and agrees (and each holder or pledgee of the Exchange Note, by virtue of its acceptance of such Exchange Note or pledge thereof acknowledges and agrees) that (a) the Closed-End Collateral Specified Interest is a separate series of the Titling Trust as provided in Section 3806(b)(2) of Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code Section 3801 et seq., (b) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to (i) the Exchange Note or the related 2019-B Reference Pool shall be enforceable against such Reference Pool only and not against any Other Reference Pool or the Warehouse Facility Pool or any Unencumbered Reference Pool and (ii) any Other Exchange Note, any Other Reference Pool, the Warehouse Facility Pool or any Unencumbered Reference Pool shall be enforceable against such Other Exchange Note, Other Reference Pools, the Warehouse Facility Pool or Unencumbered Reference Pool only, as applicable, and not against the Exchange Note or any Closed-End Units included in the 2019-B Reference Pool, (c) except to the extent required by law, the Closed-End Units included in the Warehouse Facility Pool, Closed-End Units included in any Unencumbered Reference Pool or Closed-End Units included in any Other Reference Pool with respect to any Other Exchange Note (other than the Exchange Note transferred hereunder which is related to the 2019-B Reference Pool) shall not be subject to the claims, debts, liabilities, expenses or obligations arising from or with respect to the Exchange Note in respect of such claim, (d) no creditor or holder of a claim relating to (i) the Exchange Note or the related 2019-B Reference Pool shall be entitled to maintain any action against or recover any assets allocated to any Other Reference Pool, the Warehouse Facility Pool, any Unencumbered Reference Pool or any Other Exchange Note or the assets allocated thereto, and (ii) any Other Reference Pool, the Warehouse Facility Pool, any Unencumbered Reference Pool or any Other Exchange Note other than the Exchange Note related to the 2019-B Reference Pool shall be entitled to maintain any action against or recover any assets allocated to the 2019-B Reference Pool, and (e) any purchaser, assignee or pledgee of an interest in the 2019-B Reference Pool or, the Exchange Note, must, prior to or contemporaneously with the grant of any such assignment, pledge or security interest, (i) give to the Titling Trust a non-petition covenant substantially similar to that set forth in Section 11.10 of the Titling Trust Agreement, and (ii) execute an agreement for the benefit of each holder, assignee or pledgee from time to time of any Other Exchange Note to release all claims to the assets of the Titling Trust allocated to the Warehouse Facility Pool, any Unencumbered Reference Pool and each Other Reference Pool and, in the event that such release is not given effect, to fully subordinate all claims it may be deemed to have against the assets of the Titling Trust allocated to the Warehouse Facility Pool, any Unencumbered Reference Pool and each Other Reference Pool. Pursuant to Section 3.1(a) of the Intercreditor Agreement, on the date hereof, each party hereto shall enter into a Joinder Agreement to the Intercreditor Agreement as a new Interest Holder, and shall deliver an executed copy of such Joinder Agreement to each party to the Intercreditor Agreement.

Section 3.15         Submission to Jurisdiction; Waiver of Jury Trial. Each of the parties hereto hereby irrevocably and unconditionally:

(a)          submits for itself and its property in any legal action or proceeding relating to this Agreement or any documents executed and delivered in connection herewith, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b)          consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)          agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address determined in accordance with Section 3.3 of this Agreement;

(d)          agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)          to the extent permitted by applicable law, waives all right of trial by jury in any action, proceeding or counterclaim based on, or arising out of, under or in connection with this Agreement, any other Transaction Document, or any matter arising hereunder or thereunder.

Section 3.16         Limitation of Liability of Owner Trustee. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by U.S. Bank Trust National Association, not individually or personally but solely as Owner Trustee of the Issuing Entity, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuing Entity is made and intended not as personal representations, undertakings and agreements by U.S. Bank Trust National Association but is made and intended for the purpose of binding only the Issuing Entity, (c) nothing herein contained shall be construed as creating any liability on U.S. Bank Trust National Association, individually or personally, to perform any covenant either expressed or implied contained herein of the Issuing Entity, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) U.S. Bank Trust National Association has not verified and made no investigation as to the accuracy or completeness of any representations and warranties made by the Issuing Entity in this Agreement and (e) under no circumstances shall U.S. Bank Trust National Association be personally liable for the payment of any indebtedness or expenses of the Issuing Entity or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuing Entity under this Agreement or any other related documents.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

WORLD OMNI AUTO LEASING LLC

By:
Name:
Title:

Address:
190 Jim Moran Blvd. Deerfield Beach, Florida 33442
Telephone:		(954) 429-2900
Telecopy:		(954) 429-2685

WORLD OMNI AUTOMOBILE LEASE SECURITIZATION TRUST 2019-B

By:	U.S. Bank Trust National Association, not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

Address:
190 South LaSalle Street, 7th Floor
Chicago, Illinois 60603
Telephone: (312) 332-7490
Telecopy: (866) 807-8670
Email: christopher.nuxoll@usbank.com

SCHEDULE I

PERFECTION REPRESENTATIONS, WARRANTIES AND COVENANTS

In addition to the representations, warranties and covenants contained in the Exchange Note Transfer Agreement, the Depositor hereby represents, warrants, and covenants to the Buyer as follows on the Closing Date:

1.          The Exchange Note Transfer Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Exchange Note in favor of the Buyer, which security interest is prior to all other Adverse Claims and is enforceable as such as against creditors of and purchasers from the Depositor.

2.          The Exchange Note constitutes a “general intangible,” “instrument,” “certificated security,” or “tangible chattel paper,” within the meaning of the applicable UCC.

3.          The Depositor owns and has good and marketable title to the Exchange Note free and clear of any Adverse Claim, claim or encumbrance of any Person, excepting only liens for taxes, assessments or similar governmental charges or levies incurred in the ordinary course of business that are not yet due and payable or as to which any applicable grace period shall not have expired, or that are being contested in good faith by proper proceedings and for which adequate reserves have been established, but only so long as foreclosure with respect to such a lien is not imminent and the use and value of the property to which the Adverse Claim attaches is not impaired during the pendency of such proceeding.

4.          The Depositor has received all consents and approvals to the sale of the Exchange Note hereunder to the Buyer required by the terms of the Exchange Note to the extent that it constitutes an instrument or a payment intangible.

5.          The Depositor has received all consents and approvals required by the terms of the Exchange Note, to the extent that it constitutes a securities entitlement, certificated security or uncertificated security, to the transfer to the Buyer of its interest and rights in the Exchange Note hereunder.

6.          The Depositor has caused or will have caused, within ten days after the effective date of the Exchange Note Transfer Agreement, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the sale of the Exchange Note from the Depositor to the Buyer and the security interest in the Exchange Note granted to the Buyer hereunder.

7.          To the extent that the Exchange Note constitutes an instrument or tangible chattel paper, all original executed copies of each such instrument or tangible chattel paper have been delivered to the Buyer.

Sch. I-1

8.          Other than the transfer of the Exchange Note from ALF LLC to the Depositor under the Exchange Note Sale Agreement and from the Depositor to the Buyer under the Exchange Note Transfer Agreement and the security interest granted to the Indenture Trustee pursuant to the Indenture, the Depositor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed the Exchange Note. The Depositor has not authorized the filing of, nor is aware of, any financing statements against the Depositor that include a description of collateral covering the Exchange Note other than any financing statement relating to any security interest granted pursuant to the Transaction Documents or that has been terminated.

9.          No instrument or tangible chattel paper that constitutes or evidences the Exchange Note has any marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person other than the Indenture Trustee.

Sch. I-2